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                                                                    EXHIBIT 99.1

   STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS


I, Stephen F. Cooper, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Enron Corp. (the "Company"), and, except as corrected or supplemented in a subsequent covered report and except with respect to the Pre-Petition Filings (as defined below):

     o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

I am not able to make the foregoing certification with respect to the following filings (the "Pre-Petition Filings"):

     o  (i) Annual Report for the fiscal year ended December 31, 2000;

     o  (ii) Quarterly Report for the period ending March 31, 2001;

     o  (iii) Quarterly Report for the period ending June 30, 2001;

     o  (iv) Form 8-K filed on November 8, 2001;

     o  (v) Form 8-K filed on November 13, 2001;

     o  (vi) Schedule 14A filed on November 13, 2001;

     o  (vii) Form 8-K filed on November 14, 2001; and

     o  (viii) Quarterly Report for the period ending September 30, 2001.

Current management of the Company lacks the requisite knowledge to make any certification with respect to the Pre-Petition Filings. On January 17, 2002, Arthur Andersen, the Company's independent auditor, was discharged by the Board of Directors. The Company does not have an independent auditor and based on extensive discussions with independent auditing firms, management believes that the retention of an auditor is not feasible. Key members of the Company's prior management who would be needed to facilitate an appropriate review of the Pre-Petition Filings are no longer with the Company. Between August 2001 and June 2002, the Company experienced the removal or departure of its former Chief Executive Officer, Chairman, Chief Operating Officer, President, Chief Financial Officer, Treasurer, Chief Accounting Officer, Chief Risk Officer and General Counsel.
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The Company has disclosed that its previously issued financial statements for the fiscal years ended December 31, 1997 through 2000 and the audit reports covering such financial statements, as well as its previously issued financial statements for the first, second and third quarters of 2001, should not be relied upon. As a result of the commencement of chapter 11 proceedings by the Company and certain subsidiaries (In re Enron Corp., et al., Debtors, jointly administered in the United States Bankruptcy Court for the Southern District of New York (AJG) (the "Court")) (the "Chapter 11 Cases"), numerous ongoing external investigations in which the Company is fully cooperating (including investigations by the SEC, the Department of Justice, the Department of Labor, the General Accounting Office, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the General Services Administration, the National Association of Securities Dealers, Inc., the Federal Energy Regulatory Commission, the Federal Election Commission, the Commodity Futures Trading Commission, the Federal Trade Commission, the California, Connecticut and Florida Attorneys General and numerous Congressional committees and state agencies), numerous lawsuits, the Company's limited resources, the absence of an independent auditor and other considerations, a restatement of prior reported financial information is not feasible and will not be completed. The Court has ordered the appointment of an examiner of the Company who is charged to investigate, among other things, all transactions involving special purpose vehicles, transactions that are not reflected on the Company's prior reported balance sheets, transactions that involve hedging of the Company's common stock and any other transactions as to which the examiner has a reasonable belief are reflected, reported or omitted in the Company's prior reported financial information not in accordance with generally accepted accounting principles. In addition, the Court has ordered the appointment of an examiner of Enron North America Corp. ("ENA") who is charged to prepare a report and conduct certain other activities in connection with the Company's centralized cash management system and the allocation of certain overhead costs to ENA. The Company is cooperating fully with the examiners.

No party should rely on any previously reported financial information of the Company prior to the commencement of the Chapter 11 Cases, nor should any reader place undue reliance upon the information in the monthly operating reports and statements of financial affairs and schedules prepared by the Company and filed with the Court pursuant to the Bankruptcy Code. Such information is not prepared for investment purposes, is not audited, is subject to further review and potential adjustment and may not be indicative of the Company's financial condition or operating results. The Company does not intend to provide audited financial statements for the fiscal year ended December 31, 2001 or any subsequent unaudited quarterly financial statements. As stated in the Company's Form 8-K filed with the SEC on April 22, 2002, the Company believes the existing equity of the Company has and will have no value and that any Chapter 11 plan confirmed by the Court will not provide the Company's existing equityholders with any recovery.

(2) I have reviewed the contents of this statement with the Company's board of directors.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

     o Annual Report filed on Form 10-K for the fiscal year ended December 31, 2000 of Enron Corp.;

     o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Enron Corp. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     o  any amendments to any of the foregoing.


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                                                Subscribed and sworn to before
                                                me this 13th day of August 2002.

By: /s/ Stephen F. Cooper                       /s/ Mary D. Silva
   --------------------------------             --------------------------------
    Stephen F. Cooper                           Notary Public
    Interim Chief Executive Officer             My Commission Expires:
    and Chief Restructuring Officer
    August 13, 2002




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